Exhibit 99.1

Press Release dated March 26, 2004, reporting the results of operations of VantageMed Corporation for the fourth quarter of 2003

VantageMed Announces Fourth Quarter 2003 Results

RANCHO CORDOVA, Calif.—March 26, 2004—VantageMed Corporation (OTCBB: VMDC.OB) today announced financial results for the quarter and twelve months ended December 31, 2003.  Total revenues for the quarter ended December 31, 2003 were up 0.6% from the quarter ended September 30, 2003, to $5.7 million.  Compared to the quarter ended December 31, 2002, revenue decreased 1.3% or $76,000.  Revenues for the twelve months ended December 31, 2003 were $21.9 million, up 0.5% from $21.7 million for the twelve months ended December 31, 2002.

VantageMed generated $112,000 of cash from operations in the quarter ended December 31, 2003 compared to cash used for operations of $439,000 in the quarter ended September 30, 2003 and compared to cash generated from operations of $63,000 in the quarter ended December 31, 2002.  The improvement in cash from operations for the consecutive quarters was primarily due to the timing of payments made to vendors as well as the timing of payments received from customers.  VantageMed’s cash usage from operations improved dramatically in the twelve month periods from $5.4 million of cash used in the twelve months ended December 31, 2002 to $815,000 for 2003.  The decrease in cash used during the twelve months periods was primarily due to operating expense reductions as a result of the restructuring plan VantageMed implemented in 2002 and additional expense reduction measures taken throughout 2003.

Net income before interest, taxes, depreciation and amortization (EBITDA) totaled a negative ($1.6) million for the quarter ended December 31, 2003 and included a $1.2 million non-cash charge related to the impairment of intangible assets and goodwill.  This compares to a positive EBITDA of $454,000 for the quarter ended September 30, 2003 that included a $524,000 gain associated with the sale of our DentalMate business.  This also compares to an EBITDA loss of ($466,000) for the year ago quarter ended December 31, 2002.  In addition, our EBITDA loss improved from ($6.9) million for the twelve months ended December 31, 2002 to ($2.4) million for 2003.  We present EBITDA because we believe it provides an alternative measure by which to evaluate our performance.  EBITDA is not a measurement defined by GAAP and should not be considered an alternative to, or more meaningful than, information presented in accordance with GAAP.

VantageMed reported a net loss of ($1.7) million, or ($0.21) per basic and diluted share, for the quarter ended December 31, 2003 compared to net income of $298,000, or $0.04 per basic and diluted share, in the quarter ended September 30, 2003 and compared to a loss of ($763,000), or ($0.09) per basic and diluted share, for the quarter ended December 31, 2002.  Net loss for the twelve month period ended December 31, 2003 was ($3.1) million, or ($0.37) per basic and diluted share, compared to a loss of ($8.0) million, or ($0.95) per basic and diluted share, for the twelve months ended December 31, 2002.

Richard M. Brooks, Chairman and Chief Executive Officer, commented, “We are pleased with our new sales and marketing organization as we have seen a dramatic increase in our RidgeMark bookings.  In the fourth quarter alone we signed 92 RidgeMark orders – more orders than we booked in the last two years combined.  However, due to limitations in our client services organization, we have not been able to install these systems as quickly as we would have liked thus increasing our backlog and delaying revenue to future periods.  Our client services organization is being enhanced to keep pace with our higher sales level.”

VantageMed will be hosting a conference call related to their fourth quarter 2003 earnings today, March 26, 2004 at 2:00 P.M. Eastern Time and will be broadcasting the call live over the Internet at http://www.firstcallevents.com/service/ajwz402795649gf12.html.  A direct link will also be available on their website at www.vantagemed.com and a playback of the call will be available for 90 days.

VantageMed is a provider of healthcare information systems and services distributed to over 12,000 customer sites through a national network of regional offices. Their suite of software products and services automates administrative, financial, clinical and management functions for physicians and other healthcare providers and provider organizations.

This press release may be deemed to contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements are made as of today’s date and we do not undertake any obligation to update forward-looking statements. You can identify such statements by our use of such words as “should”, “expect,” “will,” “intends,” and similar words and phrases which denote future events and which may depend on the future performance of the Company. Our assumptions underlying these statements are also “forward-looking” statements. Forward-looking statements are based on information and assumptions that are dynamic in nature and subject to rapid and sometimes abrupt changes. Our forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the statements. These risks and uncertainties include risks related to our failure to improve our operating cash flow, the inability of our restructuring efforts to improve profitability and our inability to increase our revenue or to grow the sales of our products.  Our forward-looking statements are also subject to important risks and uncertainties detailed in our latest reports filed with the SEC and available on its website at www.sec.gov.

INVESTOR RELATIONS CONTACT:	MEDIA CONTACT:
VantageMed Corporation	VantageMed Corporation
Liesel Loesch	Jennifer Morgano
(916) 638-4744, ext. 213	(510) 536-6012
investor@vantagemed.com	jmorgano@vantagemed.com

VantageMed Corporation

Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31 2003	Sept. 30 2003	Dec. 31 2002	Dec. 31 2003	Dec. 31 2002
Revenues:
Software and systems	$1,612	$1,524	$1,483	$5,495	$5,153
Customer support	2,914	2,859	3,079	11,576	11,978
Electronic services	1,135	1,245	1,175	4,784	4,613
Total revenues	5,661	5,628	5,737	21,855	21,744

Cost of revenues:
Software and systems	807	634	594	2,494	1,854
Customer support	1,691	1,648	1,809	6,893	7,469
Electronic services	574	741	836	2,925	3,176
Total cost of revenues	3,072	3,023	3,239	12,312	12,499

Total gross margin	2,589	2,605	2,498	9,543	9,245

Operating expenses:
Selling, general and administrative	2,096	2,084	2,490	8,510	11,391
Product development	800	693	488	2,637	2,975
Depreciation and amortization	152	155	289	769	1,184
Stock-based compensation	13	9	—	27	—
Asset impairment and restructuring charges	1,321	(111)	(14)	1,318	1,748
Gain on sale of DentalMate business	(47)	(524)	—	(571)	—
Total operating costs and expenses	4,335	2,306	3,253	12,690	17,298
Loss from operations	(1,746)	299	(755)	(3,147)	(8,053)
Interest and other income (expense):
Interest income	16	21	30	92	191
Interest and other expense	(14)	(22)	(38)	(82)	(184)
Total interest and other income (expense), net	2	(1)	(8)	10	7
Net income (loss)	$(1,744)	$298	$(763)	$(3,137)	$(8,046)
Basic and diluted net income (loss) per share	$(0.21)	$0.04	$(0.09)	$(0.37)	$(0.95)
Weighted-average shares-basic	8,343	8,377	8,474	8,400	8,493
Weighted-average shares-diluted	8,343	8,407	8,474	8,400	8,493

Reconciliation - GAAP net income (loss) to EBITDA:
GAAP net income (loss)	$(1,744)	$298	$(763)	$(3,137)	$(8,046)
Depreciation and amortization	152	155	289	769	1,184
Interest (income) expense, net	(2)	1	8	(10)	(7)
EBITDA	$(1,594)	$454	$(466)	$(2,378)	$(6,869)

VantageMed Corporation

Consolidated Statements Of Cash Flows

(In Thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2003	2002
Cash flows from operating activities:
Net loss	$(3,137)	$(8,046)
Adjustments to reconcile net loss to net cash used for operating activities –
Gain from sale of DentalMate business	(571)	—
Depreciation and amortization	769	1,184
Impairment of intangible assets and goodwill	1,183	—
Loss on disposal of property, plant and equipment	—	113
Bad debt expense	—	44
Stock-based compensation	27	—
Changes in assets and liabilities -
Accounts receivable	(473)	369
Inventories	(64)	137
Prepaid expenses and other	157	114

Accounts payable and accrued liabilities	430	621
Customer deposits and deferred revenue	864	57
Net cash used for operating activities	(815)	(5,407)
Cash flows from investing activities:
Purchases of property and equipment	(294)	(171)
Cash proceeds from sale of DentalMate	547	—
Proceeds from maturity of investments	1,260	5,148
Purchase of investments	—	(492)
Repayment of notes receivable	50	66
Net cash provided by investing activities	1,563	4,551
Cash flows from financing activities:
Principal payments on long-term debt	(603)	(496)
Net cash used for financing activities	(603)	(496)
Net increase (decrease) in cash and cash equivalents	145	(1,352)
Cash and cash equivalents, beginning of period	1,440	2,792
Cash and cash equivalents, end of period	$1,585	$1,440

VantageMed Corporation

Consolidated Balance Sheets

(In Thousands, Except Share And Per Share Amounts)

(Unaudited)

	December 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$1,585	$1,440
Short-term investments	774	1,242
Accounts receivable, net of allowance of $129 and $109, respectively	2,373	1,912
Current portion of notes receivable	—	81
Inventories, net	269	210
Prepaid expenses and other	366	354
Total current assets	5,367	5,239
Long-term investments	—	804
Notes receivable, net of current portion	—	5
Property and equipment, net	506	655
Other assets	17	—
Intangibles, net	1,748	3,261
Total assets	$7,638	$9,964

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$461	$499
Accounts payable	1,162	829
Accrued liabilities	2,386	1,924
Customer deposits and deferred revenue	3,545	2,756
Total current liabilities	7,554	6,008
Long-term portion of restructuring reserve, net of current portion	372	707
Long-term debt, net of current portion	195	555
Total liabilities	8,121	7,270

Stockholders’ equity:
Common stock, $0.001 par value, 20,000,000 shares authorized; 8,343,770 and 8,473,999 shares issued and outstanding at December 31, 2003 and December 31, 2002	8	8
Additional paid-in capital	72,483	72,511
Accumulated other comprehensive income	16	28
Accumulated deficit	(72,990)	(69,853)
Total stockholders’ equity (deficit)	(483)	2,694
Total liabilities and stockholders’ equity	$7,638	$9,964